UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2007

XFORMITY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23391	84-1434313
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

14333 Proton Drive. Dallas, Texas 75244
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (972) 661-1200

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

 XFormity, Inc., a wholly owned subsidiary of XFormity Technologies, Inc., (”XFMY”) has executed a definitive Non-Exclusive License Agreement with b-50.com (“b-50”) pursuant to which b-50 has granted XFormity a non-exclusive license for XFormity’s products and/or services within the restaurant industry that are dependent on methods defined within b-50.com’s ‘851 patent. In consideration of the License, XFormity has agreed to pay b-50 a royalty on certain future revenues.

The License was entered into as part of a global settlement and resolution of the patent infringement litigation brought by b-50 that XFormity has been defending. The Company anticipates that a final Settlement Agreement will be executed and the b-50 litigation dismissed as part of the settlement.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibit

10.1	Non-Exclusive License Agreement

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XFormity Technologies, Inc.(Registrant)

Dated: January 4, 2007	/s/ Chris Ball Chris Ball, CEO